Sonendo, Inc. Reports First Quarter 2024 Financial Results and Announces Strategic Reset Priorities

LAGUNA HILLS, CA – May 8, 2024 – Sonendo, Inc. (“Sonendo”), a leading dental technology company and developer of the GentleWave® System, today reported financial results for the first quarter ended March 31, 2024.

Recent Highlights

•
Recorded total revenue of $7.0 million for first quarter of 2024, exceeding previously issued guidance of $6.0 million; ending the quarter with installed base of 1,142 and achieved a healthy console backlog
•
Increased average procedure instrument selling price from $71.60 in the fourth quarter of 2023 to $75.00 in the first quarter of 2024 by limiting certain discount programs and focusing on utilization opposed to shipments. In the future quarters, we expect procedure instrument shipments to align with customer utilization
•
Announced strategic reset of commercial and operational priorities including commercial strategy, cash conservation, and margin expansion
•
Divested TDO practice management software segment in March 2024, resulting in a gain of $5.7 million
•
First quarter GAAP gross margin of 28%; non-GAAP gross margin of 30%, an improvement of more than 700 basis points over the first quarter of 2023
•
First quarter GAAP operating loss of $10.2 million; non-GAAP operating loss of $7.5 million, a 41% improvement over the first quarter of 2023
•
Raised 2024 full year revenue guidance range to $29 million to $31 million, from prior guidance of $28 million to $30 million

“Building on our learnings over the past two years, Sonendo has embarked on a strategic reset to align key priorities for the long-term health of the Company,” said Bjarne Bergheim, President and Chief Executive Officer of Sonendo. “We have overhauled our go-to-market strategy, created efficiencies within the organization, and pivoted R&D efforts in order to drive commercial execution, cash conservation, and margin expansion. I am very encouraged by early indications of the plan’s success demonstrated in the first quarter. The strategic reset has created a renewed energy within Sonendo, and I’m excited about the opportunity going forward.”

First Quarter 2024 Financial Results

Except as otherwise indicated, the GAAP and non-GAAP financial measures presented in this press release exclude discontinued operations.

Total revenue from continuing operations was $7.0 million for the first quarter of 2024, a decrease from $8.7 million for the first quarter of 2023. GentleWave console revenue was $1.8 million for the first quarter of 2024 compared to $2.0 million for the first quarter of 2023. Procedure instrument revenue was $4.2 million, a decrease from $5.7 million for the first quarter of 2023. Other product related revenue was $1.0 million for each of the first quarter of 2024 and 2023.

Gross margin from continuing operations for the first quarter of 2024 was 28%, compared to 23% for the first quarter of 2023. During the first quarter of 2024, we recorded in cost of sales $0.1 million impairment charges of long-lived assets. Non-GAAP gross margin from continuing operations for the first quarter of 2024 was 30% compared to 23% for the first quarter of 2023. Non-GAAP gross margin excludes impairment of long-lived assets.

Total operating expenses for the first quarter of 2024 were $12.3 million, compared to $17.0 million for the first quarter of 2023.

Operating loss was $10.2 million for the first quarter of 2024, compared to $15.1 million for the first quarter of 2023. Non-GAAP operating loss was $7.5 million for the first quarter of 2024 compared to $12.8 million for the first quarter of 2023. Non-GAAP operating loss excludes stock-based compensation expense, depreciation and amortization expense and impairment of long-lived assets.

Net loss from both continuing and discontinued operations was $6.8 million for the first quarter of 2024, including a $5.7 million gain from sale of our software business, compared to $15.4 million for the first quarter of 2023.

Cash and cash equivalents and short-term investments as of March 31, 2024 totaled $33.6 million. During the first quarter of 2024, the company made $16.8 million principal repayments on the Perceptive term loan.

2024 Financial Guidance

The company expects total revenue for the full year of 2024 to be in the range of $29.0 million to $31.0 million, which excludes revenue from the discontinued operations.

Webcast and Conference Call Information

Sonendo will host a conference call to discuss the first quarter 2024 financial results after the market close on Wednesday, May 8, 2024 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (833) 470-1428 for domestic callers or (404) 975-4893 for international callers, using access code: 627665. Live audio of the webcast will be available on the “Investors” section of the company’s website at: https://investor.sonendo.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. In March 2024, Sonendo divested the TDO® Software segment by selling substantially all the assets and liabilities of TDO Software, Inc.

For more information about Sonendo and the GentleWave System, please visit www.sonendo.com. To find a GentleWave doctor in your area, please visit www.gentlewave.com.

Forward Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s anticipated business and financial performance on an on-going basis and Sonendo’s 2024 financial guidance. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions; speak only as of the date they are made; and, as a result, are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

Sonendo’ financial results are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating loss (collectively, the "Non-GAAP measures"). Non-GAAP gross profit and non-GAAP gross margin exclude impairment of long-lived assets. Non-GAAP operating loss excludes, as applicable, stock-based compensation expense, depreciation and amortization and impairment of long-lived assets. Management believes that Non-GAAP measures are useful in helping identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that Non-GAAP measures will enable investors to assess the company in the same way that management has historically assessed the company’s operating results against comparable companies with conventional accounting methodologies. The company’s definition for each of the Non-GAAP measures has limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such Non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our Non-GAAP measures presented herein to GAAP measures, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin” and “Reconciliation of GAAP to Non-GAAP Operating Loss” in the financial schedules below.

Investor Contact:

Gilmartin Group

Greg Chodaczek

IR@Sonendo.com

SONENDO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,580	$14,009
Short-term investments	15,009	32,773
Accounts receivable, net	4,176	4,790
Inventory	12,116	11,074
Prepaid expenses and other current assets	1,611	1,969
Current assets of discontinued operations	1,162	656
Total current assets	52,654	65,271
Property and equipment, net	767	461
Operating lease right-of-use assets	3,227	2,703
Other assets	127	128
Non-current assets of discontinued operations	—	9,597
Total assets	$56,775	$78,160
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$916	$1,142
Accrued expenses	2,737	3,072
Accrued compensation	1,470	2,413
Operating lease liabilities	1,172	1,250
Current portion of term loan	10,800	24,900
Other current liabilities	1,786	1,844
Current liabilities of discontinued operations	73	700
Total current liabilities	18,954	35,321
Operating lease liabilities, net of current	1,888	1,423
Term loan, net of current	10,911	12,467
Other liabilities	491	530
Total liabilities	32,244	49,741
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized —10,000,000 shares; issued and outstanding - none	—	—
Common stock, $0.001 par value; authorized — 500,000,000 shares; issued and outstanding— 70,449,873 shares as of March 31, 2024 and 63,547,467 shares as of December 31, 2023	70	64
Additional paid-in-capital	461,237	458,357
Accumulated other comprehensive loss	(1)	11
Accumulated deficit	(436,775)	(430,013)
Total stockholders’ equity	24,531	28,419
Total liabilities and stockholders’ equity	$56,775	$78,160

SONENDO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue, net	$7,047	$8,678
Cost of sales
Product and service	4,900	6,700
Impairment of long-lived assets	146	—
Total cost of sales	5,046	6,700
Gross profit	2,001	1,978
Operating expenses:
Selling, general and administrative	10,061	14,114
Research and development	2,189	2,927
Total operating expenses	12,250	17,041
Operating loss	(10,249)	(15,063)
Other expense, net:
Interest and financing costs, net	(1,940)	(579)
Loss before income tax expense	(12,189)	(15,642)
Income tax expense	—	—
Loss from continuing operations, net of tax	(12,189)	(15,642)
Income from discontinued operations, net of tax	5,427	271
Net loss	$(6,762)	$(15,371)

Other comprehensive income (net of tax):
Unrealized (loss) gain on short-term investments	(12)	56
Comprehensive loss	$(6,774)	$(15,315)
Net loss per share from continuing operations – basic and diluted	$(0.13)	$(0.16)
Net income per share from discontinued operations – basic and diluted	$0.06	$0.00
Net loss per share – basic and diluted	$(0.07)	$(0.16)
Weighted-average shares outstanding – basic and diluted	94,822,835	93,391,444

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

GROSS PROFIT AND GROSS MARGIN

(unaudited, in thousands)

	Three Months Ended March 31
	2024	2023
Gross profit	$2,001	$1,978
Gross margin	28%	23%

Adjustments:
Impairment of long-lived assets	146	—
Non-GAAP gross profit	$2,147	$1,978
Non-GAAP gross margin	30%	23%

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING LOSS

(unaudited, in thousands)

	Three Months Ended March 31
	2024	2023
GAAP operating loss	$10,249	$15,063
Adjustments:
Stock based compensation:
Included in cost of sales	(302)	(139)
Included in selling, general and administrative	(1,724)	(1,540)
Included in research and development	(495)	(224)
Depreciation and amortization
Included in cost of sales	—	(177)
Included in selling, general and administrative	(55)	(150)
Included in research and development	—	(31)
Impairment of long-lived assets
Included in cost of sales	(146)	—
Non-GAAP operating loss	$7,527	$12,802